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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 7, 2003, except with respect to the matter discussed in Note 11, for which the date is August 28, 2003, relating to the financial statements of FESCO Holdings, Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
November 3, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS